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                             RULE 10B5-1 SALES PLAN


         I, ___________________, have, as of the date set forth below, established this Sales Plan (the "Plan") in order to sell shares of common stock, par value $.001 per share (the "Shares"), of Whitehall Jewellers, Inc., a Delaware corporation (the "Issuer") pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         I request that ______________________________________ ("_____") or any assignee, transferee or successor to _____ ("Broker") execute the Plan as follows:

1. The Starting Date shall be ________________ (at least 30 days after adoption and 90 days after any existing plan terminates),

         a.       For securities other than stock options,(1) SELL:

                  [  ]     ________ [number] Shares every ______ [time period:
                           day of week, day/date of month], provided the price per Share is at or above $ ______ [dollar amount] on the New York Stock Exchange (the "Exchange")

                  [  ]     an amount of Shares equal to $______ [dollar
                           amount] of net proceeds, every _______ [time period:
                           day of week, day/date of month], after subtracting fees, commissions, and any applicable transfer taxes, provided that the price per Share is at or above $
                           ______ [dollar amount] on the Exchange

                  [  ]     Shares in accordance with the following formula:
                           _______________________

                  [  ]     Shares pursuant to the attached table

                  [  ]     in the case of restricted Shares, a number of
                           Shares that are no longer restricted such that the net proceeds therefrom, after subtracting fees, commissions and any applicable transfer taxes, equals my estimated income tax liability with respect to such Shares in this year (at an assumed tax rate of ___%, which rate is between 28% and 50%), and thereafter as indicated in the other box I checked above;(2)


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(1) For the purposes of the Plan, "stock options" means stock options issued by the Issuer, not, for example, publicly traded options.

(2) To the extent Broker under-withholds income taxes, you will be responsible for any additional income taxes to the extent of under-withholdings.


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         b.       For stock options, EXERCISE and sell the underlying shares:

                  [  ]     ________ [number] stock options every ______ [time
                           period: day of week, day/date of month], provided the price per underlying Share is at or above $ ______
                           [dollar amount] on the Exchange

                  [  ]     an amount of stock options equal to $______ [dollar
                           amount] in proceeds, every ______ [time period: day of week, day/date of month], after subtracting fees, commissions, any applicable transfer and withholding taxes and the exercise price of the options exercised, provided, however, that the price per underlying Share is at or above $ ______ [dollar amount] on the Exchange

                  [  ]     ________ [number] stock options granted on
                           ______________ [insert date] with an exercise price of $ ______, at any time that the market price per underlying Share on the Exchange exceeds the exercise price of the stock options by at least $_________

                  [  ]     stock options in accordance with the following
                           formula:  _____________

                  [  ]     stock options pursuant to the attached table;

         provided, however, that


                  (i) Broker will exercise no stock option, unless its exercise price is less than the market price of the underlying Share; and Broker first will exercise those stock options {select one}:

                           [  ]     with the earliest expiration date

                           [  ]     with the lowest exercise price

                           [  ]     _________________________; and

                  (ii) Broker may deduct from the proceeds of each stock option exercised and underlying Shares sold the sum of (a) the exercise price, (b) any withholding tax and then remit that sum to the Issuer and (c) any fees, commissions or other amounts payable to Broker.

                  Broker shall provide me with prompt notification of all trades made pursuant to the Plan. I do not authorize Broker to make any trades on my behalf except in accordance with the provisions of this Plan.

2.       The Plan shall end on the earliest of:

         a.       _____________ [date];

         b.       the completion of all sales contemplated in paragraph 1 above;


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         c.       my or Broker's reasonable determination that:

                  (i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws;

                  (ii) I have not, or Broker has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws; or

                  (iii) I have made misstatements in my representations in paragraph 8 below; or

         d. receipt by Broker of written notice of termination from me pursuant to paragraph 10 below; or

         e. any of the following items that have been selected {select those items that you wish to apply to your Plan}:

                  [  ]     the filing of a bankruptcy petition by the Issuer;

                  [  ]     the public announcement of a merger,
                           recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the Shares of the Issuer into shares of a company other than the Issuer;

                  [  ]     the public announcement of a public offering of
                           securities by the Issuer;

                  [  ]     the conversion of the Shares into rights to receive
                           fixed amounts of cash or into debt securities and/or preferred stocks (whether in whole or in part);

                  [  ]     my death, disability or mental incapacity; or

                  [  ]     my severance or retirement from the Issuer.

                  I will notify Broker promptly if any such event occurs at any time during the effectiveness of this Plan. Such notice will consist solely of notification of the date and terms of such event and should include no other information regarding the Issuer.

3. If Broker must suspend sales of Shares allocated under the Plan, pursuant to paragraph 1 above, on a particular day for any of the following reasons:

         a. a day specified by the Plan is not a day on which the Shares regularly trade on the Exchange;

         b. trading of the Shares on the Exchange is suspended for any reason;

         c. there is insufficient demand for any or all of the Shares at or above the "limit" price or prices specified in paragraph 1;

         d. Broker cannot effect a sale of Shares due to legal, regulatory or contractual restrictions applicable to it or to me (including without limitation any restriction related to a stock offering requiring an affiliate lockup or the need to comply with Regulation M under the Exchange Act); or



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         e.       if the Shares are being sold pursuant to a registration
                  statement, the termination, expiration, suspension or unavailability of the registration statement;

         then Broker will resume sales in accordance with paragraph 1 above on the next day specified in the Plan after the condition causing the suspension of sales has been resolved to the satisfaction of Broker. Shares allocated under the Plan for sale during the period when sales under the Plan are suspended:

         [  ]     will remain unsold

         [  ]     will be sold as soon as possible once sales under the Plan resume

         [  ]     will be sold if they are otherwise eligible for sale under the
                  Plan at a later date.

4. At the discretion of Broker, Shares allocated under the Plan for sale on a given day or date may be sold in bulk or in smaller increments, depending upon market demand and the "limit" price established above in paragraph 1.

5. In the event of a stock split or reverse stock split or other similar event, the number of Shares and "limit" prices set forth in paragraph 1 will be automatically adjusted proportionately. Broker shall implement any such adjustments promptly following the receipt by Broker of a notice from me that such an event has taken place. Such notice shall consist solely of the notification of the date and terms of such event and shall include no other information regarding the Issuer.

6. The term Shares shall, as indicated above, include the common stock, par value $.001 per share, of the Issuer. It shall also include shares of capital stock of any successor or acquiring corporation (the "Surviving Corporation") received by or distributed to the holders of Shares in exchange for such Shares upon the Issuer's consolidation or merger with or into, or sale of assets to, another corporation or other business entity. In the event that any such merger, consolidation, or asset sale (an "Exchange Transaction") takes place, the number of Shares to be sold pursuant to paragraph 1 of this Plan shall be adjusted to equal the number of shares of such Surviving Corporation received in exchange for such number of Shares. Furthermore, in the event any such Exchange Transaction takes place, the dollar amounts set forth in paragraph 1 of this Plan shall be adjusted to equal the product of (i) the "limit" price in effect immediately prior to such Exchange Transaction multiplied by (ii) a fraction the numerator of which is 1 and the denominator of which is the number of shares of the Surviving Corporation received upon the completion of such Exchange Transaction in exchange for 1 Share. The provisions of this paragraph shall similarly apply to successive Exchange Transactions. Broker shall implement the provisions of this paragraph 6 promptly following the receipt of notice from me that an Exchange Transaction has taken place. Such notice shall consist solely of notification of the date and terms of such Exchange Transaction and shall include no other information concerning the Issuer.

7.       Rule 144 and Rule 145.

         a. I request and authorize Broker to complete and file on my behalf the Forms 144

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                  (pre-signed by me) necessary to effect the Plan, if any.

         b. If appropriate, Broker will make Form 144 filings for each sale, commencing with the date of the first sale made under the Plan, and each Form 144 shall state that the sales are being effected in accordance with a sales plan intended to comply with Rule 10b5-1.

         c. Broker will conduct sales pursuant to Rule 144 or Rule 145 if appropriate, including applying Rule 144 volume limitations as if the sales under the Plan were the only sales subject to the volume limitations.



8. With respect to Shares underlying options that are to be exercised and sold pursuant to this Plan, I have delivered to Broker executed option exercise notices in the form attached hereto as Exhibit __ covering up to the maximum number of Shares that may be sold pursuant to each contemplated option exercise hereunder, and hereby authorize Broker to deliver such notices to the Issuer's stock administrator on my behalf as necessary to effectuate such exercises and settle such sales. I agree to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to assure that Shares received upon the exercise of options shall be delivered to an account at Broker in my name.

9.       I hereby represent, warrant and acknowledge that:


         a. As of the date hereof, I am not aware of any material nonpublic information regarding Issuer and am not subject to any legal, regulatory or contractual restriction or undertaking that would prevent Broker from acting upon the instructions set forth in the Plan;

         b. I am entering into the Plan in good faith and not as part of any scheme to evade the prohibitions of Rule 10b-5 adopted under the Exchange Act;

         c. I have not entered into, and will not enter into, any corresponding or hedging transaction or position with respect to the Shares;

         d. The sale of the Shares, as contemplated by the Plan, will comply with Rule 144;

         e. Broker may make a market in the Shares and will continue to engage in market-making activities while executing transactions on my behalf pursuant to the Plan; and

         f. I may not discuss with Broker the timing of the trading in the Shares on my behalf (other than to confirm these instructions and describe them if necessary).


10. The Plan may not be modified or amended for at least six months from adoption; and thereafter the Plan may be modified or amended upon thirty days prior written notice to Broker of such modification or amendment, which notice shall state that such modification or amendment is not made on the basis of any material nonpublic



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         information about the Issuer. The Plan may be terminated by me at any time. Any such termination will be effective three business days following receipt by Broker from me of a notice terminating the Plan.

11. The Plan may be signed in counterparts, each of which will be an original.

12. The Plan constitutes the entire agreement between me and Broker and supersedes any prior agreements or understandings regarding the Plan.

13.      All notices given by the parties under this Plan will be as follows:

         a.       If to Broker:

                  Name:
                  Address:
                  Attention:
                  Facsimile:


         b.       If to me:

                  Name:
                             ----------------------------------------

                  Address:
                             ----------------------------------------



                  Facsimile:
                             ----------------------------------------


         c.       With a copy to:

                  Whitehall Jewellers Inc.
                  155 N. Wacker Drive
                  Suite 500
                  Chicago, IL 60606
                  Attn: John Desjardins
                  Facsimile: 312-

         Any changes in any notice information shall be delivered in writing to the other party.

14. The Plan will be governed by and construed in accordance with the internal laws of the State of New York.

15. The administration of the Plan may at any time be assigned or transferred to another brokerage firm by Broker or me. Such assignment shall not constitute an amendment, modification or termination of the Plan.

                                      * * *



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                                                 By:  _________________________
                                                      Name:
                                                      Date of Adoption:

STATE OF                      )
                              )  ss
COUNTY OF                     )

BE IT REMEMBERED, that before me _____________________________, a Notary Public in and for the county and state aforesaid, came ___________, personally known to me to be the same person who executed the foregoing instrument, and duly acknowledged the execution of the same as his act and deed this ________day of _____ 200_.


(SEAL)                                           _________________________
                                                 Notary Public

My Commission expires:

______________________






                                                 Acknowledged and Agreed this
                                                 __ day of ________, 200_:



                                                 _____________________________


                                                 By:
                                                     ___________________________
                                                     Name:
                                                     Title:




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